Exhibit 99.1

TX HOLDINGS REPORTS 2014 RESULTS
REVENUE FOR 2014 DECREASED 12.4%
SECOND FULL YEAR REPORTING NET INCOME

•	Revenue for 2014 decreased 12.4% as compared to 2013

•	Gross profit for 2014 decreased 27.4% as compared to 2013

•	Net income for 2014 was $341,300 an increase of $14,323

•	Second full year in which company has posted net income

ASHLAND, Kentucky - November 18, 2014 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its full 2014 fiscal year.  The company’s revenue and gross profit decreased during 2014, although the company continued to report net income for the full year.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that “During 2014, we had sales of $4.3 million a decrease of approximately 12.4% when compared to 2013, primarily as a result of the loss of a customer.  However, we still reported net income for the full year and we are pleased overall with our performance despite regulatory changes in the coal mining industry.

Fiscal 2014 Financial Summary

Revenue for fiscal 2014 was $4.29 million, a decrease of $608,909 or 12.4% compared to 2013.

Gross profit for 2014 was $1.14 million, a decrease of 27.4% compared to 2013.

Net income for 2013 was $341,300, an increase of $14,323.

Earnings per diluted share was $0.01 remaining unchanged from 2013.

Cost of goods sold was $3.15 million compared to $3.3 million in 2013, a decrease of 5.4%.

Operating expenses for 2014 were $1.17 million, a decrease of 0.5%.  Other income was $378,683, resulting from a gain on the settlement of certain litigation and an increase in gain on the extinguishment of debt over the prior year.

Cash used in operating activities for 2014 was $291,920 as compared to $240,084 during 2013. The increase was a direct result of continued efforts to increase finished goods inventory by $912,548 from prior year-end levels to meet projected increases in sales demand and an increase in accounts receivable of $95,037. Accrued liabilities as of 2014 year end increased by $71,538 and accounts payable increased $362,376.  At September 30, 2014, the company had cash and cash equivalents of $72,784, a decrease of $102,244 when compared to 2013.  To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including demand notes and advances of $2.04 million, and a secured bank line of credit of which $548,500 had been drawn upon at year end.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury
Chairman and CEO
TX Holdings, Inc.
(606) 928-1131

TX HOLDINGS, INC.
BALANCE SHEETS
September 30, 2014 and 2013

	September 30,	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$72,784	$175,028
Accounts receivable, net of allowance for doubtful accounts of $32,343 and $13,993, respectively	502,617	425,930
Inventory	2,762,535	1,849,987
Commission advances	–	3,546
Note receivable-current	10,000	10,000
Other current assets	45,327	23,275
Total current assets	3,393,263	2,487,766

Property and equipment, net (Note 2)	72,530	43,387
Note receivable, less current portion	21,289	27,380
Other	–	200

Total Assets	$3,487,082	$2,558,733

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$606,099	$889,885
Accounts payable	1,054,556	692,180
Advances from stockholders/officers (Note 7)	43,337	499,583
Bank-line of credit (Note 9)	548,500	248,500
Total current liabilities	2,252,492	2,330,148

Note payable to a stockholder (Note 7)	2,000,000	1,351,997
Total Liabilities	4,252,492	3,682,145

Commitments and contingencies (Notes 6 and 7)

Stockholders’ deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at September 30, 2014 and 2013	9,293,810	9,293,810
Additional paid-in capital	4,320,982	4,304,280
Accumulated deficit	-14,380,202	-14,721,502
Total stockholders’ deficit	-765,410	-1,123,412

Total Liabilities and Stockholders’ Deficit	$3,487,082	$2,558,733

TX  HOLDINGS, INC.
STATEMENTS OF OPERATIONS
 For the Years Ended September 30, 2014 and 2013

	September 30,	September 30,
	2014	2013

Revenue	$4,285,620	$4,894,529

Cost of goods sold	3,149,924	3,330,917

Gross profit	1,135,696	1,563,612

Operating expenses, except items shown separately below	490,266	440,250
Commission expense	458,086	544,295
Professional fees	179,996	161,683
Stock-based compensation	16,702	–
Bad debt expense	18,350	15,951
Depreciation expense	9,679	17,085
Total operating expenses	1,173,079	1,179,264

Income (loss) from operations	(37,383)	384,348

Other income and (expense):
Legal settlement (Note 6)	374,025	–
Gain on disposal of fixed assets	10,807	2,031
Gain on extinguishment of accounts payable	93,167	32,458
Interest expense	(99,316)	(91,860)

Total other income and (expenses), net	378,683	(57,371)

Income before provision for income taxes	341,300	326,977

Provision for income taxes	122,000	135,000
Utilization of net operating loss carry forward	(122,000)	(135,000)

Net Income	$341,300	$326,977

Net earnings per common share
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Weighted average of common shares outstanding-
Basic	48,053,084	47,892,810
Diluted	48,053,084	48,542,810

TX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2014 and 2013

	September 30,	September 30,
	2014	2013
Cash flows used in operating activities:
Net income	$341,300	$326,977
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	9,679	17,085
Bad debt reserve	18,350	15,951
Gain on extinguishment of accounts payable	(93,167)	(32,458)
Stock-based compensation	16,702	–
Loss on settlement of accounts payable	–	10,116
Gain on disposal of fixed assets	(10,807)	(2,031)
Other assets	200	50,000
Changes in operating assets and liabilities:
Accounts receivable	(95,037)	(241,606)
Inventory	(912,548)	(1,078,010)
Commission advances	3,546	52,829
Other current assets	(22,052)	20,496
Accrued liabilities	71,538	134,158
Accounts payable	362,376	462,409
Stockholder/officers advances for operations	18,000	24,000
Net cash used in operating activities	(291,920)	(240,084)

Cash flows used in investing activities:
Proceeds received from disposal of fixed assets	18,000	5,500
Notes receivable	6,091	2,620
Purchase of equipment	(46,015)	(13,144)
Net cash used in investing activities	(21,924)	(5,024)

Cash flows provided by financing activities:
Proceeds from bank line of credit	300,000	248,500
Proceeds from stockholder/officer advances	34,450	284,501
Repayment of stockholder/officer advances	(122,850)	(116,000)
Net cash provided by financing activities	211,600	417,001

Increase (decrease) in cash and cash equivalents	(102,244)	171,893
Cash and cash equivalents at beginning of year	175,028	3,135

Cash and cash equivalents at end of year	$72,784	$175,028

Supplemental Cash Flow Disclosure
Interest Paid	$10,798	$7,394

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